UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2022
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2022, Under Armour, Inc. (the “Company”) announced that Stephanie Pugliese, President of the Americas, will be stepping down from her role and leaving the Company. David Baxter, age 56, will succeed her in this role, effective October 24, 2022. Ms. Pugliese will remain with the Company until early 2023 to support the transition.
In connection with Ms. Pugliese’s departure, the Company will enter into a Separation Agreement and Release with Ms. Pugliese (the “Agreement”). The Agreement will provide that upon Ms. Pugliese’s separation from the Company, she will receive severance benefits in accordance with the Company’s previously disclosed executive severance policy. This will include a lump-sum payment of one and one-half times her annual base salary, a pro-rated annual cash incentive award based on the Company’s actual performance for fiscal year 2023, and fully paid premiums for medical, dental and vision benefits for a period of 18-months. The payments and benefits to Ms. Pugliese under the Agreement will be subject to her execution and non-revocation of a reaffirmation of a release of claims arising through her separation date and other post-employment commitments and obligations. The Agreement will also require Ms. Pugliese to comply with the requirements of her Employee Confidentiality, Non-Competition and Non-Solicitation Agreement.
A copy of the press release announcing Ms. Pugliese’s departure and Mr. Baxter’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.
On October 5, 2022, the Company announced that John Stanton, the Company’s chief legal officer, has notified the Company of his intention to retire at the end of 2022. Mr. Stanton, age 62, has been with the Company since 2006, and has served as General Counsel since 2013, and Corporate Secretary since 2008.
In conjunction with Mr. Stanton’s retirement, the Board of Directors of the Company has appointed Mehri Shadman, age 40, as Executive Vice President, Chief Legal Officer and Corporate Secretary, effective October 24, 2022. Ms. Shadman currently serves as Deputy General Counsel, Corporate and Risk, and Assistant Secretary, and has been with the Company since 2013. Mr. Stanton will remain with the Company as a senior advisor through December 2022 and will continue to provide advisory services through 2023 to support the transition.
A copy of the press release announcing Mr. Stanton’s retirement and Ms. Shadman’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release dated October 5, 2022.
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: October 5, 2022	By:	/s/ John P. Stanton
John P. Stanton
Executive Vice President, General Counsel & Secretary